Exhibit 10.1

MYR GROUP INC.
2017 LONG-TERM INCENTIVE PLAN

(As Amended and Restated as of April 23, 2020)

1.       PURPOSE OF THE PLAN

The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain directors of the Company, employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries. The Plan’s purpose is also to provide Awards to Eligible Persons that promote and recognize service to and performance regarding the Company and its Subsidiaries.

2.       DEFINITIONS

Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

(a)       “Award” means an award of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus, Dividend Equivalent, or Cash Incentive Award granted under the Plan.

(b)       “Award Agreement” means an agreement entered into between the Company and a Participant, or a certificate, resolution or other type or form of writing or other evidence approved by the Committee, setting forth the terms and conditions of an Award granted to a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(c)       “Board” means the Board of Directors of the Company.

(d)       “Cash Incentive Award” means a cash-settled Performance Award granted pursuant to Section 10 of this Plan.

(e)       “Change in Control” shall have the meaning specified in Section 14 hereof.

(f)       “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)       “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

(h)       “Common Stock” means the common stock of the Company, par value $0.01 per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

(i)       “Company” means MYR Group Inc., a Delaware corporation.

(j)       “Date of Grant” means the date on which an Award under the Plan is made, as provided for by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may provide for on which the Award becomes effective.

(k)       “Dividend Equivalent” means an Award under Section 13 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

(l)       “Effective Date” shall have the meaning specified in Section 17.1 hereof.

(m)       “Eligible Person” means any person who is an Employee, a Non-Employee Director, or a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(n)       “Employee” means any person who is an employee of the Company or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who meets the definition of “employees” under Section 3401(c) of the Code.

(o)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)       “Fair Market Value” of a share of Common Stock as of a given date means (i) the closing price per share of Common Stock for such date on the national securities exchange on which the shares of Common Stock are principally traded, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the relevant date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine. The Committee is authorized to establish in good faith another fair market value pricing method, provided such method is stated in the applicable Award Agreement and is determined in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(q)       “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder.

(r)       “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

(s)       “Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

(t)       “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

(u)       “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(v)       “Performance Award” means an Award made under Section 10 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”), or a payment in cash (a “Cash Incentive Award”), at the end of a performance period if certain conditions established by the Committee are satisfied.

(w)       “Person” means any person, corporation, partnership, joint venture or other entity (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(x)       “Phantom Stock” means an Award under Section 11 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

(y)       “Plan” means the MYR Group Inc. 2017 Long-Term Incentive Plan, as it may be amended or amended and restated from time to time.

(z)       “Predecessor Plan” means the MYR Group Inc. 2007 Long-Term Incentive Plan, including as amended or amended and restated.

(aa)      “Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(bb)      “Restricted Stock Unit” means an Award made pursuant to Section 9 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable restriction period.

(cc)      “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(dd)      “Stock Bonus” means an Award under Section 12 hereof entitling a Participant to receive an unrestricted share of Common Stock.

(ee)      “Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1       Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock available for Awards under the Plan is 1,500,000 shares of Common Stock (consisting of 900,000 shares approved by the Company’s stockholders in 2017 and 600,000 shares approved by the Company’s stockholders in 2020). Shares of Common Stock subject to any Award shall be counted against the aggregate share limit described above as one share of Common Stock for every one share of Common Stock that is issued in connection with such Award. No more than 1,500,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury shares of Common Stock. Except as provided in Section 18 of this Plan, if any Award granted under this Plan or the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part) or is unearned, the shares of Common Stock subject to such Award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under this Plan. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for Awards hereunder. Notwithstanding anything to the contrary contained herein, (i) Common Stock tendered or otherwise used in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (ii) Common Stock withheld or otherwise used by the Company to satisfy tax withholding shall not be added to the aggregate Plan limit described above; (iii) Common Stock that is repurchased by the Company with Option proceeds shall not be added to the aggregate Plan limit described above and (iv) all Common Stock covered by a SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

3.2       Adjustments. If there shall occur any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (a) the maximum numbers and kind of shares provided in Section 3.1 hereof, (b) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2, 9.2 and 10.2 hereof, (c) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (d) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (e) the performance targets or goals appropriate to any outstanding Performance Awards or (f) any other terms of an Award that is affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. In addition, for each Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.       ADMINISTRATION OF THE PLAN

4.1       Committee Members. Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

4.2       Discretionary Authority. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3       Changes to Awards. If permitted by Section 409A of the Code, the Committee shall have the authority to effect, at any time and from time to time (a) the cancellation of any or all outstanding Awards and the grant in substitution therefore of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (b) the amendment of the terms of any and all outstanding Awards; provided, however, that (i) no such action may impair the rights of the Participants without their consent and (ii) except in connection with a corporate transaction or event described in Section 3.2 hereof, the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of another Award or cash (including following a voluntary surrender of an “underwater” Award) without the approval of the Company’s stockholders.

4.4       Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Company the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to applicable law and such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any “officer” of the Company as such term is used for purposes of Section 16 of the Exchange Act.

4.5       Awards to Non-Employee Directors. An Award to a Non-Employee Director under the Plan shall be approved by the Board. With respect to Awards to Non-Employee Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose. In no event will any Non-Employee Director in any calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $400,000.

5.       ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 15 hereof between the Company and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.       STOCK OPTIONS

6.1       Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Options granted to any one Participant during any one calendar year shall be limited to 200,000 shares (subject to adjustment as provided in Section 3.2 hereof).

6.2       Exercise Price. The exercise price of the Option shall be determined by the Committee; provided, however, except with respect to awards under Section 18 of this Plan, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3       Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, including whether performance criteria must be achieved as a condition to the exercise of the Option; provided, however, that subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, an Option may not become exercisable by the passage of time sooner than after one year (or sooner than after a one-year performance period). An Option may become vested and exercisable in circumstances including upon a Participant’s retirement, death or disability or a Change in Control to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Company or any Subsidiary.

6.4       Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Company together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (a) in cash or by cash equivalent, (b) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (c) at the discretion of the Committee, and to the extent permitted by law, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (d) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (e) at the discretion of the Committee, by a combination of the methods described above or (f) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

6.5       Limited Transferability. Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

6.6       Limitation on Repricing. Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options, or cancel outstanding Options in exchange for cash, other Awards or Options (including following a Participant’s voluntary surrender of “underwater” options) with an exercise price that is less than the exercise price of the original Options, without stockholder approval. This Section 6.6 is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 6.6 may not be amended without approval by the Company’s stockholders.

6.7       Additional Rules for Incentive Stock Options.

(a)       Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under Section 422(d) of the Code), determined in accordance with Section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking Options into account in the order in which granted.

(b)       Termination of Employment. An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of Section 422 of the Code and Treasury Regulations thereunder.

(c)       Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Company. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d)       Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.       STOCK APPRECIATION RIGHTS

7.1       Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee, including whether performance criteria must be achieved as a condition of the exercise of the Stock Appreciation Right. A Stock Appreciation Right may become vested and exercisable in circumstances including upon a Participant’s retirement, death or disability or a Change in Control to the extent provided in an Award Agreement. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

7.2       Tandem SARs. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3       Freestanding SARs. A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, a Stock Appreciation Right may not become exercisable by the passage of time sooner than after one year (or sooner than after a one-year performance period). The base price of a SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, except with respect to awards under Section 18 of this Plan, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4       Payment of SARs. A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (b) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

7.5       Limitation on Repricing. Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights, or cancel outstanding Stock Appreciation Rights in exchange for cash, other Awards or Stock Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Stock Appreciation Rights) with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without stockholder approval. This Section 7.5 is intended to prohibit the repricing of “underwater” Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 7.5 may not be amended without approval by the Company’s stockholders.

8.       RESTRICTED STOCK

8.1       Grants of Restricted Stock. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price.

8.2       Vesting Requirements. The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Company or its Subsidiaries for a specified time period or periods, and/or based on the attainment of specified business goals or measures established by the Committee in its sole discretion; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, the period of time will be no shorter than one year (or based on a one-year performance period). Restricted Stock may become vested in circumstances including upon a Participant’s retirement, death or disability or a Change in Control to the extent provided in an Award Agreement. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

8.3       Restrictions. Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

8.4       Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement; provided, however, that dividends or other distributions on Restricted Stock will be deferred until and paid contingent upon the vesting or earning of such Restricted Stock.

8.5       Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company.

9.       RESTRICTED STOCK UNITS

9.1       Grants of Restricted Stock Units. An Award of Restricted Stock Units to a Participant constitutes the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the passage of time or the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of performance criteria) during the restriction period as the Committee may specify.

9.2       Vesting. Each such grant or sale of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value per share of Common Stock on the Date of Grant. Vesting requirements may be based on the continued employment or service of the Participant with the Company or its Subsidiaries for a specified time period or periods and/or based on the attainment of specified business goals or measures established by the Committee in its sole discretion; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, the period of time will be no shorter than one year (or based on a one-year performance period). Restricted Stock Units may become vested in circumstances including upon a Participant’s retirement, death or disability or a Change in Control to the extent provided in an Award Agreement. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock Units granted to any one Participant during any one calendar year shall be separately limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

9.3       No Rights as Stockholder. During the restriction period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, in accordance with Section 13 of this Plan, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

9.4       Settlement. Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

10.       PERFORMANCE AWARDS

10.1       Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units), or represented by cash amounts (Cash Incentive Awards). At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods of, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, not less than one year and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. Each performance period shall be determined by the Committee. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate including to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Performance Awards may become vested or earned in circumstances including upon a Participant’s retirement, death or disability or a Change in Control to the extent provided in an Award Agreement.

10.2       Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made (for Performance Awards other than Cash Incentive Awards) in the form of cash or shares of Common Stock or a combination of cash and shares of Common Stock. Payments for Cash Incentive Awards, if any, shall be made in the form of cash. Payments of Performance Awards shall generally be made as provided for in the applicable Award Agreement. The Committee may, at the Date of Grant of Performance Shares, provide for the payment of Dividend Equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such Dividend Equivalents are paid. The maximum value of Performance Units that may be granted to any one Participant during any one calendar year shall be separately limited to $3,750,000. The maximum number of Performance Shares that may be granted to any one Participant during any one calendar year shall be separately limited to 100,000 share units (subject to adjustment as provided in Section 3.2 hereof). The maximum value of Cash Incentive Awards that may be granted to any one Participant during any one calendar year shall be separately limited to $5,000,000.

10.3       Performance Criteria. The performance criteria upon which the payment or vesting of a Performance Award shall be based on one or more metrics designated by the Committee, which may include, but shall not be limited to, the following criteria (or such other business criteria as the Committee shall determine in its sole discretion): total shareholder return; stock price appreciation; return on equity; return on assets; modified return on assets; return on capital (including return on invested capital); earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (stockholder value added); revenues; net income; pre-tax income; pre-tax income per share; operating income; pre-tax profit margin; performance against business plan; backlog; customer service; corporate governance quotient or rating; market share; employee satisfaction; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; safety (including total OSHA recordable rate, OSHA lost time accident rate, lost workday severity rate, restricted workday severity rate, restricted workday incident rate, days away and restricted time, first aid cases, general liability cases, and auto accidents); and strategic business criteria, consisting of one or more objectives based on meeting goals in the areas of litigation, human resources, information services, production, inventory, safety, support services, site development, plant development, building development, facility development, government relations, product market share or management. Performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The performance criteria may be relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. Each such performance criterion will define in an objective manner the extent to which the performance criterion for a performance period has been achieved.

11.       PHANTOM STOCK

11.1       Grant of Phantom Stock. Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine; provided, however, that, subject to Section 17.4 hereof and the discretionary acceleration provisions of this Plan, the period of time will be no shorter than one year (or based on a one-year performance period). Phantom Stock may become vested in circumstances including upon a Participant’s retirement, death or disability or a Change in Control to the extent provided in an Award Agreement. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years. In addition, the Committee may, at or after the Date of Grant, in accordance with Section 13 of this Plan, authorize the payment of dividend equivalents on any Phantom Stock on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Phantom Stock will be deferred until and paid contingent upon the vesting of such Phantom Stock.

11.2       Payment of Phantom Stock. Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof. The maximum number of units of Phantom Stock that may be granted to any one Participant during any one calendar year shall be separately limited to 100,000 units.

12.       STOCK BONUS

12.1       Grant of Stock Bonus. An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price. Shares subject to any Stock Bonus shall count against the limit described in Section 17.4 of this Plan.

12.2       Payment of Stock Bonus. In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable. The maximum number of shares that may be granted as a Stock Bonus to any one Participant during any one calendar year shall be separately limited to 100,000 shares.

13.       DIVIDEND EQUIVALENTS

13.1       Grant of Dividend Equivalents. A Dividend Equivalent granted to a Participant is an Award, other than an Option or a Stock Appreciation Right, in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

13.2       Payment of Dividend Equivalents. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee; provided, however, that dividends, Dividend Equivalents or other distributions on Awards will be deferred until and paid contingent upon (a) vesting of the Award, if the Award vests based solely on the passage of time, or (b) the attainment of specified business goals or measures, if the Award vests based on the attainment of specified business goals or measures, and the payment of such Award. In no event will any Option Awards or SAR Awards granted under this Plan provide for any dividends or Dividend Equivalents thereon.

14.       CHANGE IN CONTROL

14.1       Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (a) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award; (b) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (c) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee; or (d) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

14.2       Definition of Change in Control. Unless otherwise specified in the Award Agreement, a “Change in Control” means any of the following:

(a)       Change in Ownership of the Company. A change in the ownership of the Company occurs on the date that any one Person or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition, on an arm’s length basis, of ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company. However, if any one Person (or more than one Person acting as a group) is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock prior to the acquisition, any consummation of the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company;

(b)       Change in Effective Control of the Company. A change in the effective control of the Company occurs on either of the following dates: (i) the date any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition (including over a 12-month period ending on the date of the most recent acquisition by such Person or Persons) of ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, or (ii) the date individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, and provided further, that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a “Change in Control,” and after any such reduction the “Incumbent Board” shall mean the Board as so reduced; or

(c)       Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, consummates the acquisition (including over a 12-month period ending on the date of the most recent acquisition by such Person or Persons) of all or substantially all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

15.       AWARD AGREEMENTS

15.1       Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

15.2       Termination of Service. The Award Agreements may include provisions describing the treatment of an Award, including in the event of the retirement, disability, death or other termination of a Participant’s employment with or other services to the Company and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options.

15.3       Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

15.4       Contract Rights; Amendment. Any obligation of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations, including those created by an Award Agreement. If determined applicable, no Award shall be enforceable until the Award Agreement has been signed on behalf of the Company (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Company. If applicable, by executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Subject to Section 409A of the Code, as applicable, Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement and Plan. If applicable, in accordance with such procedures as the Company may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

16.       GENERAL PROVISIONS

16.1       No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant’s death. Notwithstanding anything herein to the contrary, in no event may any Award granted under the Plan be transferred for value.

16.2       Deferrals of Payment. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Company, any such deferral shall be effected in accordance with the requirements of Section 409A of the Code so as to avoid any imposition of a tax under Section 409A of the Code.

16.3       Rights as Stockholder. Except as otherwise provided in this Plan, a Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits; provided, however, that dividends, Dividend Equivalents or other distributions on Awards will be deferred until and paid contingent upon vesting or the attainment of such specified business goals or measures, as applicable.

16.4       Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Company or any Subsidiary.

16.5       Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

16.6       Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award; provided, that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right or another taxable event with respect to any Award, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences and (b) such additional withholding amount is authorized by the Committee.

16.7       Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

16.8       Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

16.9       Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his or her executor, administrator and permitted transferees and beneficiaries.

16.10       Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

16.11       Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.12       Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

16.13       Non-U.S. Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by, or provide services as a Non-Employee Director to, the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16.14       Compliance with Section 409A of the Code.

(a)       To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder will be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)       Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)       If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the earlier of (x) the first day of the seventh month following the date of the Participant’s separation from service and (y) the Participant’s death.

(d)       Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such Award.

(e)       Notwithstanding any provision of the Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17.       EFFECTIVE DATE, TERMINATION AND AMENDMENT

17.1       Effective Date; Stockholder Approval. The original MYR Group Inc. 2017 Long-Term Incentive Plan was adopted by the Board on February 23, 2017 and approved by the Company’s stockholders on April 27, 2017. This amendment and restatement of the MYR Group Inc. 2017 Long-Term Incentive Plan was adopted by the Board on March 30, 2020 and its Effective Date shall be the date on which it is approved by the stockholders of the Company. No grants will be made on or after April 27, 2017 under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following April 27, 2017.

17.2       Termination. The Plan shall no longer be used for new Awards after the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

17.3       Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that, for purposes of applicable stock exchange rules and except as permitted under Section 3.2 of this Plan, no amendment or modification of the Plan shall be effective without the consent of the Company’s stockholders if the amendment or modification (a) would materially increase the benefits accruing to participants under the Plan, (b) would materially increase the number of shares of Common Stock that may be issued under the Plan, (c) would materially modify the requirements for participation in the Plan, or (d) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Stock is not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Stock is traded or quoted, in which case such amendment or modification will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

17.4       Notwithstanding anything in the Plan to the contrary, up to 5% of the maximum number of shares of Common Stock that may be available for Awards under the Plan as provided for in Section 3.1 hereof, as may be adjusted under Section 3.2 hereof, may be used for Awards granted under the Plan under Section 12 plus Awards granted under the Plan that do not comply with the one-year vesting requirements set forth in Section 6.3, 7.3, 8.2, 9.2, 10.1 and 11.1 of the Plan.

18.       STOCK-BASED AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY ANOTHER COMPANY

Notwithstanding anything in this Plan to the contrary:

18.1       Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

18.2       In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

18.3       Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 18.1 or 18.2 of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 18.1 or 18.2 of this Plan, will be added to the aggregate limit contained in Section 3.1 of this Plan.